POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS that COFFEYVILLE ACQUISITION II LLC (the "Company") does hereby make, constitute and appoint each of Roger S. Begelman, Yvette Kosic, Andrea DeMar, John M. O'Rourke, Felicia J. Rector, Michael T. Seeley, and Kevin P. Treanor, (and any other employee of The Goldman Sachs Group, Inc. or one of its affiliates designated in writing by one of the attorneys-in-fact), acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, (as amended, the "Act"), with respect to securities which may be deemed to be beneficially owned by the Company under the Act, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

     THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates.

     IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of October 22, 2007.


COFFEYVILLE ACQUISITION II LLC



/s/ EDMUND S. GROSS
----------------------------------
Name:  Edmund S. Gross
Title: Vice President, General Counsel and Secretary


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                               POWER OF ATTORNEY


               KNOW ALL PERSONS BY THESE PRESENTS that GOLDMAN, SACHS MANAGEMENT
          GP GMBH (the "Company") does hereby make, constitute and appoint each of Roger S. Begelman, Yvette Kosic, John M. O'Rourke, Felicia J. Rector, Michael T. Seeley, and Stephen Wong, (and any other employee of The Goldman Sachs Group, Inc. or one of its affiliates designated in writing by one of the attorneys-in-fact), acting individually, its true and lawful attorney, to execute and deliver in its name and on its behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, (as amended, the "Act"), with respect to securities which may be deemed to be beneficially owned by the Company under the Act, giving and granting unto each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

               THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates.

               IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of November 21, 2005.


          GOLDMAN, SACHS MANAGEMENT GP GMBH


          By: s/ John E. Bowman
             ---------------------------
          Name:  John E. Bowman
          Title: Managing Director


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